CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

DONALD H. ROLFE, Principal Executive Officer, and MARIAH L. CORIA, Treasurer and Principal Financial Officer of Emerging Markets Equities Fund, Inc. (the "Registrant"), each certify to the best of her or his knowledge that:

1.The Registrant's periodic report on Form N-CSR for the period ended June 30, 2026 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer

Emerging Markets Equities Fund, Inc.

/s/ Donald H. Rolfe

Donald H. Rolfe, Principal Executive Officer

Date: September 04, 2026

Principal Financial Officer

Emerging Markets Equities Fund, Inc.

/s/ Mariah L. Coria

Mariah L. Coria, Treasurer and Principal Financial Officer

Date: September 04, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Emerging Markets Equities Fund, Inc. and will be retained by Emerging Markets Equities Fund, Inc. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.